August 7, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by Two (2) American Depositary Receipts
representing One Ordinary Share of Erste Bank de Oesterreichischen
(Form F-6 File No. 333-151557)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Erste Group Bank AG of Two (2)
Ordinary shares represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Ereste
Bank de Oesterreichischen

The Prospectus has been revised to reflect the new name from Ereste Bank de
Oesterreichischen to Erste Group Bank AG.

Effective August 11, 2008 the Companys
Name Changed To Erste Group Bank AG


Please contact me with any questions or
comments at 212 815-4305

Thomas Abbott
Vice President
The Bank of New York Mellon - ADR Division
Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286